Exhibit 99.1

HH&L Acquisition Co.

Announces Pricing of $360 Million Initial Public Offering

HONG KONG, February 5, 2021/PRNewswire/ —HH&L Acquisition Co. (the “Company”) today announced the pricing of its initial public offering of 36,000,000 units at a price of $10.00 per unit. The units are expected to be listed for trading on the New York Stock Exchange under the ticker symbol “HHLA.U.” beginning February 5, 2021. Each unit consists of one of the Company’s Class A ordinary shares and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the Company expects that its Class A ordinary shares and warrants will be listed on the New York Stock Exchange under the symbols “HHLA” and “HHLA WS,” respectively.

The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Although the Company’s efforts to identify a prospective business combination opportunity will not be limited to a particular industry, it intends to focus on healthcare or healthcare-related companies in Asian markets with a focus on the Greater China market, or global healthcare or healthcare-related companies with a meaningful growth thesis in the Greater China or Asian markets, which can benefit from the expertise and capabilities of our management team in order to create long-term shareholder value.

Goldman Sachs (Asia) L.L.C and Credit Suisse Securities (USA) LLC are acting as the representatives of the several Underwriters. The Company has granted the underwriters a 45-day option to purchase up to 5,400,000 additional units at the initial public offering price to cover over-allotments, if any.

The public offering is being made only by means of a prospectus. When available, copies of the prospectus relating to the offering may be obtained from Goldman Sachs & Co. LLC, 200 West Street, New York, NY 10282, Attention: Prospectus Department, Telephone: 1-866-471-2526, Email: prospectus-ny@gs.com and Credit Suisse Securities (USA) LLC, Attn: Prospectus Department, 6933 Louis Stephens Drive, Morrisville, North Carolina 27560, Telephone: 1-800-221-1037, Email: usa.prospectus@credit-suisse.com.

A registration statement relating to the securities became effective on February 4, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering is expected to close on February 9, 2021, subject to customary closing conditions.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and the Company’s plans with respect to the target industry for a potential business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the Company will ultimately complete a business combination transaction. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the U.S. Securities and Exchange Commission (the “SEC”). Copies of these documents are available on the SEC’s website, at www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Richard Qi Li

Chief Executive Officer

Suite 3508, One Exchange Square

8 Connaught Place

Central, Hong Kong

+852 3752 2870

richard.li@hopuhl.com